UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 24, 2018

Traqer Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-55729	47-3567136
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

No. 436, North Dongjiao Road, Room 516, Liwan District,

Guangzhou, Guangdong Province, China, 510145

(Address of principal executive offices)

(86) 020-66685362

(Registrant’s telephone number, including area code)

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” and the following factors:

•	Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

•	We may continue to incur losses in the future, and may not be able to return to profitability, which may cause the market price of our shares to decline.

•	Our business plan is based on a relatively new model that may not be successful and we may not successfully implement our business strategies.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

USE OF CERTAIN DEFINED TERMS

In addition, unless the context otherwise requires and for the purposes of this report only, references to:

•	“we,” “us,” “our,” or “our company,” are to the combined business of Traqer Corp., a Nevada corporation, and its consolidated subsidiaries;

•	“Donggao International” are to Donggao International Group Shares Limited, a Republic of Seychelles company and wholly-owned subsidiary of Traqer Corp.;

•	“Donggao Group” are to Donggao Group Limited, a Republic of Seychelles company and wholly-owned subsidiary of Donggao International;

•	“Donggao Hong Kong” are to Donggao Group Holdings Limited, a Hong Kong limited company and wholly-owned subsidiary of Donggao Group;

•	“Shenzhen Donggao” are to Shenzhen Qianhai Donggao Technology Co. Ltd., a PRC company and wholly-owned subsidiary of Donggao Hong Kong;

•	“Guangzhou Donggao” are to Guangzhou Donggao New Material Co. Ltd., a PRC company and wholly-owned subsidiary of Shenzhen Donggao;

•	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

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•	“China” and “PRC” refer to the People’s Republic of China;

•	“Renminbi” and “RMB” refer to the legal currency of China;

•	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States;

•	“SEC” are to the U.S. Securities and Exchange Commission;

•	“Exchange Act” are to the Securities Exchange Act of 1934, as amended; and

•	“Securities Act” are to the Securities Act of 1933, as amended .

MARKET DATA AND FORECAST

Unless otherwise indicated, information in this current report on Form 8-K concerning economic conditions and our industry is based on information from independent industry analysts and publications, as well as our estimates. Except where otherwise noted, our estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, and are based on such data and knowledge of our industry, which we believe to be reasonable. None of the independent industry publications used in this report was prepared on our or our affiliates’ behalf. We acknowledge our responsibility for all disclosures in this report, but caution readers that we have not independently verified the underlying information in such publications and reports.

This report also contains data related to the resource recycling industry. These market data include estimates and projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data turn out to be incorrect, actual results may differ significantly from the projections.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

As previously reported in a Current Report on Form 8-K filed on November 28, 2017, on November 27, 2017, we entered into an exchange agreement (the “Exchange Agreement”) with Donggao International, a Seychelles International Business Company, and holders of all outstanding capital stock of Donggao International. Pursuant to terms of the Exchange Agreement, we will acquire 100% of the outstanding capital stock of Donggao International, and in exchange, we agreed to issue to the then shareholders of Donggao International, including Mr. Yue Zhong, Zhongjian Overseas Investment Limited and Hongshan Holdings Investment Limited, an aggregate of 300,000,000 shares of the Company’s common stock. Our Chairman, CEO and CFO, Lijuan Jiang is the sole director of Hongshan Holdings Investment Limited and has voting and dispositive power of the securities held by it. The purchase price was determined through arm’s length negotiations among the parties.

On September 24, 2018, we completed the acquisition of Donggao International pursuant to the Exchange Agreement described above (the “Reverse Merger”). As a result of the transaction, Donggao International became our wholly-owned subsidiary and the former shareholders of Donggao International became the holders of approximately 98.12% of our issued and outstanding capital stock on a fully-diluted basis. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein Donggao International is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on September 24, 2018, we acquired Donggao International in the Reverse Merger. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

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Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after our acquisition of Donggao International, except that information relating to periods prior to the date of the Reverse Merger only relate to Donggao International and its subsidiaries unless otherwise specifically indicated.

BUSINESS

Our Corporate History and Background

We were incorporated on April 4, 2014 under the laws of the state of Nevada. We were formed to become a provider of a cloud-based, volunteer tracking software solution aimed for organizations, non-profits and corporations. Since inception, our operations have been limited to forming the Company and raising capital resources. We have only generated nominal revenues to date.

On July 31, 2017, as a result of two private transactions, Bess Audrey Lipschutz and Shlomit Chaya Frommer transferred an aggregate of 5,000,000 shares of common stock, representing a total of 86.78% of the then issued and outstanding shares of common stock of the Company, to a group of buyers for $340,506.25, resulting in a change of control of the Company. The source of the cash consideration for the shares was personal funds of the buyers. In connection with the transaction, Bess Audrey Lipschutz and Shlomit Chaya Frommer released the Company from all current liabilities and notes payable to a related party, including the $149,137 and $121,550, respectively.

On July 31, 2017, the existing directors and officers resigned, with the resignations of Bess Audrey Lipschutz and Shlomit Chaya Frommer as directors becoming effective ten (10) days following the mailing of the information statement complying with Rule 14f-1 of the Exchange Act (the “Information Statement”) to the shareholders of the Company. Accordingly, Bess Audrey Lipschutz has consented to step down as an officer immediately and as a Member of the Board of Directors of the Company, effective ten (10) days following the mailing of the Information Statement to the shareholders of the Company, Shlomit Chaya Frommer has consented to step down as an officer immediately and as a Member of the Board of Directors of the Company, effective ten (10) days following the mailing of the Information Statement to the shareholders of the Company, and Ajay Movalia, serving as a director, ceased to be a director of the Company. At the same time, Mr. Limei Jiang assumed the role as Chairman of the Board of Directors and President, Chief Executive Officer, Chief Financial Officer, and Treasurer of the Company.

In addition, as a result of the change of control, the Company ceased operations and was reorganized as a vehicle to investigate and acquire a target company or business seeking the perceived advantages of being a publicly held corporation.

On November 27, 2017, we entered into the Exchange Agreement with Donggao International and holders of all outstanding capital stock of Donggao International, pursuant to which on September 24, 2018, we acquired 100% of the outstanding capital stock of Donggao International, and in exchange, we issued to the former shareholders of Donggao International an aggregate of 300,000,000 shares of the Company’s common stock. As a result of the Reverse Merger, Donggao International became our wholly-owned subsidiary and the former shareholders of Donggao International became the holders of approximately 98.12% of our issued and outstanding capital stock on a fully-diluted basis. For accounting purposes, the transaction with Donggao International was treated as a reverse acquisition, with Donggao International as the acquirer and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Donggao International and its consolidated subsidiaries.

As a result of our acquisition of Donggao International, we now own all of the issued and outstanding shares of Donggao International, a holding company, which in turn owns all of the equity capital of Donggao Group and its several subsidiaries, which are engaged in the business of resource recycling.

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Donggao International, a Seychelles holding company, was formed on March 13, 2017 by Mr. Yue Zhong, Zhongjian Overseas Investment Limited and Hongshan Holdings Investment Limited. The share capital of Donggao International was increased from $20,000 to $30,000 on June 9, 2017. The sole director of Donggao International is Ms. Lijuan Jiang.

Donggao Group was established in Seychelles on March 13, 2017. Its sole director is Ms. Lijuan Jiang.

Donggao Hong Kong was established in Hong Kong on March 23, 2017. Its sole director is Ms. Lijuan Jiang.

Shenzhen Donggao was established on May 17, 2017 in Shenzhen, China. Its legal representative is Ms. Shaobi Zhong.

Guangzhou Donggao, our operating subsidiary, was established on January 10, 2018 in Guangzhou, China. Its legal representative is Ms. Lijuan Jiang.

Our Corporate Structure

All of our business operations are conducted through our several operating subsidiaries. The chart below presents our corporate structure as of the date of this report:

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Our principal executive offices are located at No. 436, North Dongjiao Road, Room 516, Liwan District, Guangzhou, Guangdong Province, China, 510145. The telephone number at our principal executive office is (86) 020-66685362.

Our Business Plan

As rapid urbanization, infrastructure construction and real estate development led to the significant increase of the amount of construction waste and other industrial solid waste in recent years, the inadequate solid waste treatment capacity and pollution issues have become major environmental issues for the Chinese government and industry players. In many places across the country, cities and towns are surrounded by industrial waste and residential garbage and such problems are continuously deteriorating. According to the China Resources Recycling Industry Development Report for 2017, which was released by China’s Ministry of Commerce, total resource recycling volume of waste steel, waste nonferrous metals, waste plastics, waste tires, waste paper, scrapped electric appliance and electronic products, scrapped cars, waste textiles, waste windows and waste batteries reached 256 million tons as at the end of 2016, up 3.7% year on year, and the aggregate value of recycled resources in the above ten categories amounted to RMB 590.28 billion. In order to address these waste issues, according to green money journal’s report, the Chinese government will invest RMB 2-4 trillion in the resource recycling industry during the “Thirteenth Five-Year Plan (2016-2020).”

The development of resource recycling industry requires collecting a large amount of renewable resources and more importantly, processing and transforming construction waste and industrial residue into value-added recycled products, which will gradually reduce excessive exploitation of precious natural resources on earth and the damages to our environment. As the resource recycling demand becomes increasingly strong, industry landscape is also changing gradually. Industry players are upgrading recycling technologies, adopting innovative business models and applying new technologies to products for end-users. Therefore, innovative application of recycled resources and new resource recycling management modes became two major directions in future resource recycling industry.

The use of recycled resources comprises four segments, involving recycling, treatment, processing and reselling of recycled resources. The technological standards for treatment and recycling still have room for improvement. The low added value in recycled resources is also one of the factors that impede development of the resource recycling industry. Innovative resource recycling model has provided a new mindset for driving the development of resource recycling industry. For instance, the industry can enhance added value of recycled resources and their use efficiency by strengthening related technologies, which in turn creates sound social and environmental benefits. The higher added value of recycled resources and enhancement in their use efficiency can help build a real product lifecycle, reduce excessive exploitation of resources and boost the reuse of recycled products. This will put an end to the current situation where solid wastes and hazardous wastes remain wastes after treatment and incineration.

As domestic construction industry continues to develop and China raises its standards for building materials, Chinese building industry will see continuously growing demand for new wall materials. The rising demand, coupled with favorable national and local policies, will significantly promote the use of new all materials, thereby creating great growth opportunities for players in the industry.

Through our PRC subsidiary, Guangdong Donggao, we are a startup, green, high-tech company that operates in China’s resource recycling industry. Our current business mainly consists of research, development, and sale of decoration-free wall materials and precast walls, manufactured from recycled solid wastes by our original equipment manufacturers (OEMs). Although resource recycling industry has an excellent growth potential, it is still a small scale industry with few full-fledged players. Waste recycling and utilization, unlike many western countries, is a relatively new concept in China. As a result, most resource recycling companies are currently in their development stage with rudimentary production capabilities. We believe that we are the first Chinese company that is developing core decoration-free wall materials products based on our patented technologies and will become a leading brand in the country’s new wall materials market.

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Based on our analysis of China’s wall materials market, the brick-concrete structure is subject to serious quality problems such as water leakage, cracking, and falling-off of a decoration layer. As disclosed below, in respect of these problems, we have partnered with various research institutions and universities to carry out comprehensive researches and experiments. Following a series of researches, experiments and tests in respect of sample studies, component analysis, chemical experiments, semi-finished product tests, finished product load bearing, shock resistance, and construction, through our OEMs, we are developing and manufacturing the decoration-free, precast tenon structure wall materials that are manufactured with construction wastes and industrial residue. With our proprietary technologies, we believe our new wall materials outperform red bricks, aerated concrete, shale cavity brick, ceramist wall panel and other materials in terms of wall quality, construction quality, laying speed, costs, construction difficulty, construction safety, door and window nodes, construction consumption, and integrated construction costs. Specifically, our decoration-free wall technologies have the following advantages:

•	The decoration-free wall technology allows removal of processes such as tile fixing and painting. The new wall materials have high strength, and are waterproof and anti-aging.

•	Tenon structure laying technology makes tenon structures interlocked on each other and enables modularized laying. It speeds up construction and lowers construction costs.

•	With the microcirculation ventilation technology, walls are connected and atmospheric heat pressure creates natural ventilation, which promotes the air convection between indoor and outdoor spaces, and thereby boosts people’s health. (Tropical areas)

•	With the self-insulation energy-saving wall technology, lightweight aggregate concretes are poured into the wall connection passages, so that walls become self-insulation. This will help buildings save energy and reduce the safety risk exposed to external wall heat preservation facilities. (Cold areas)

•	With the resource recycling technology, the waste residue that is eco-friendly and nonradioactive is recycled, which is in line with the national policies.

Currently through our OEMs, we are developing the following new wall materials:

•	core-filled wall mortised concrete blocks
•	core-filled wall mortised concrete blocks
•	decorative mortised concrete blocks
•	decorative mortised concrete blocks
•	antique-style narrow bricks
•	squeeze-type building mortars

On June 27, 2018, we entered into a licensing and manufacturing agreement with our OEM, Foshan Chenshi Environment Protection Materials Co., Ltd. (“Foshan Chenshi”), pursuant to which we authorized and licensed Foshan to manufacture and supply us antique-style narrow bricks based on our patented technologies. The total contract price is RMB 2.9 million (approximately $423,000). On the same date, we entered into the first supply agreement with Foshan Chenshi ordering 20,000 square meters of antique-style narrow bricks for RMB 260,000 (approximately$38,000).

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As one of the first batch of Chinese companies that transform recycled resources into building materials, we will continue to focus on material decomposing and filtering technologies for resource recycling, and develop downstream technologies in a targeted manner, thereby maximizing the efficiency of the resource recycling process..

Sales and Marketing

To promote our sales, we adopted both direct and indirect sales models. Under the direct sales model, we directly enter into purchase agreements with project developers. We will then arrange OEMs to manufacture the wall materials based on the orders that we receive from project developers. Under the indirect sales model, we enter into partnership with architecture designing institutions, which not only directly use our building materials in their project designs, but also assist us in building up business relations with project developers.

Our squeeze-type building mortars are sold to both businesses and household consumers. The squeeze-type building mortars are primarily used in laying and are squeezed during the course of construction. When used, it is squeezed through devices similar to the regular AB glue guns and injected into mortices of multi-hole blocks. The product can be used in both large-scale construction projects and small personal home decoration projects. We not only sell our squeeze-type building mortars by signing contracts directly with project developers, but also carry out large-scale and rapid online marketing activities on internet retail platforms such as www.jdwl.com. Such online marketing activities have direct contact with end consumers, which enables us to directly communicate with our consumers and market our products across different regions. In the end, it also helps expand the customer base, boost sales and shorten the receivable collection period.

Our Customers

Our current and future customers mainly include governments, construction and real estate companies and households. Our current major customers include Fujian Changting County Longhu Construction Engineering Co., Ltd., Zhongshan City Hechenglian Construction Engineering Co., Ltd., Zhongshan City Changhua Construction Consulting Co., Ltd. and Guangdong Zhiye Project Construction Co., Ltd. On May 23, 2018, we entered into a product sales agreement with Fujian Changting County Longhu Construction Engineering Co., Ltd., pursuant to which we are selling the buyer core-filled wall mortised concrete blocks and core-filled wall mortised concrete blocks during the period from June 1, 2018 through June 30, 2019 for RMB 16,940,000 (approximately $2.5 million). On June 5, 2018, we entered into a product sales agreement with Zhongshan City Hechenglian Construction Engineering Co., Ltd., pursuant to which we are selling the buyer decorative mortised concrete blocks and decorative mortised concrete blocks during the period from September 1, 2018 through August 31, 2019 for RMB 30,376,000 (approximately $4.4 million). We do not expect that sales to any of them will constitute 10% or more of our revenues during the next fiscal year or the loss of any of them would have a material adverse effect on our business operations.

Research and Development

We mainly operate our businesses through our subsidiary, Guangzhou Donggao, which has entered into strategic partnerships with Guangdong Association of Circular Economy and Resources Comprehensive Utilization, Guangdong Provincial Academy of Building Research, and Research Institution of Guangzhou University. We are also a long-term partner of Institute of Advanced Engineering Technology under Wuhan University of Technology, Zhongshan Lingwan New Materials Technology Co., Ltd., Fujian Changting Longhu Construction Engineering Co., Ld., and Zhongshan Heshenglian Construction Co., Ltd.

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On February 8, 2018, Guangzhou Donggao entered into a strategic cooperation agreement with Institute of Advanced Engineering Technology under Wuhan University of Technology (“Wuhan University of Technology”), under which, Wuhan University of Technology will assist us in researching and developing new eco-friendly masonry mortars. In addition, Wuhan University of Technology will be responsible for the experimental verification of new eco-friendly mortar that has been researched and developed and to assist us in developing, building and promoting artificial intelligence equipment. Wuhan University of Technology will also take advantage of its own resources and channels to promote the application of our new wall materials, eco-friendly masonry mortar and artificial intelligence equipment in the construction industry.

On May 20, 2018, Guangzhou Donggao entered into a strategic cooperation agreement with Guangzhou University, under which the parties agreed to use architectural waste residues to jointly research and develop core-filled wall mortised concrete blocks and improve the heat retaining property of architectural walls in order to promote the recycling economy, energy conservation and emission reduction. Any inventions and technologies developed in the course of cooperation will be co-owned by both parties unless otherwise agreed by both parties.

Our research and development team consists of two members as of June 30, 2018. Donggao International incurred $7,686 and $0 as research and development expenses for the fiscal year ended June 30, 2018 and for the period from March 13, 2017 (the date of inception) to June 30, 2017, respectively.

Our Competition

Our short-term goal is to become the pioneer in developing environmental friendly wall materials in Guangdong Province and the nearby vicinity. We currently do not have any strong competitors in this geographic area as we believe that we have differentiated ourselves from our potential competitors. We believe these companies lack in-depth insight into the resource recycling industry, and as a result, they only manufacture low-value-added and low-performance bricks, such as standard bricks, aerated bricks and hollow blocks using older equipment and production techniques. . In contrast, our products are aimed at the high-end wall material markets so we attempt to manufacture them with superior quality and a broader range of specifications based on our patented technologies.

While we strive to keep our products and services innovative and efficient, there can be no assurance that our initial competitive advantage will be retained and that one or more competitors will not develop systems that are equal or superior to ours or are better priced than ours. In the future, we may face competition from competitors of varying sizes and geographic reach, who operate their businesses similar to our planned business. Our sales could be reduced significantly if our competitors develop and market products that are more effective, more convenient, or are less expensive than our products.

Our Intellectual Property

We have a policy of seeking patents, when appropriate, on inventions relating to products and methods that are discovered or developed as part of our ongoing research, development and manufacturing activities. We currently own 40 China patents, among which 21 patents were transferred to us from our largest shareholder, Mr. Yue Zhong. On March 20, 2018, Mr. Zhong entered into a patent transfer agreement with Guangzhou Donggao, pursuant to which Mr. Zhong transferred to Guangzhou Donggao 21 patents owned by him for 72.856% ownership of Donggao International.

Our existing patents will expire at dates ranging from July 10, 2019 to August 20, 2033.

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We currently have the ownership or use rights to the following patents:

10 Patents for Invention
Application/Patent Number	Patent Title	Expiration Date	Application/Patent Number	Patent Title	Expiration Date
ZL 201210324551.4	A hollow composite wall in framework structure	Expiring on 9/4/2032	ZL 201310365054.3	A forming mold for hollow wall brick	Expiring on 8/20/2033
ZL 201310365054.3	A forming mold for hollow wall brick	Expiring on 1/20/2036	ZL 201310365354.1	A main body brick used in hollow wall	Expiring on 8/20/2033
ZL 201210280124.0	A hollow load-bearing wall	Expiring on 8/8/2032	ZL 200910041178.X	A heat insulation and heat preservation wall	Expiring on 7/10/2029
ZL 201210270238.7	A building block	Expiring on 7/30/2033	ZL 200810028833.4	A forming mold for building blocks with decoration layers	Expiring on 6/12/2028
ZL 201310364563.4	A method of building hollow walls	Expiring on 8/20/2033	ZL 200810028834.8	A light aggregate material and energy conservation block and its methods of manufacturing	Expiring on 6/12/2028

13 Design Patents
ZL 201230349203.3	Wall blocks (1)	Expiring on 7/30/2022	ZL 201130091674.4	Decoration-free wall component (1)	Expiring on 4/26/2021
ZL 201230348977.4	Wall blocks (2)	Expiring on 7/30/2022	ZL 201130091488.0	Decoration-free wall component (2)	Expiring on 4/26/2021
ZL 201230351741.6	Wall blocks (3)	Expiring on 7/30/2022	ZL 200930681863.X	Energy conservation brick	Expiring on 12/28/2019
ZL 201230351135.4	Wall blocks (4)	Expiring on 7/30/2022	ZL 201330397259.0	Acoustic tile	Expiring on 8/20/2023
ZL 201230349557.8	Wall blocks (5)	Expiring on 7/30/2022	ZL 201330397262.2	Hollow wall corner brick	Expiring on 8/20/2023
ZL 201230351743.5	Wall blocks (6)	Expiring on 7/30/2022	ZL 201330397305.7	Hollow wall brick	Expiring on 8/20/2023
ZL 201230349812.9	Wall blocks (7)	Expiring on 7/30/2022

17 Utility Patents
ZL 201220371348.8	A building block	Expiring on 7/30/2022	ZL 201220371971.3	A high hollow interior wall tile	Expiring on 7/30/2022
ZL 201320509996.X	A main body brick used in building hollow wall	Expiring on 8/20/2023	ZL 201220391908.6	A new hollow load-bearing wall	Expiring on 8/8/2022
ZL 200920060708.0	A building ventilation system	Expiring on 7/13/2019	ZL 201220390210.2	A hollow load-bearing wall	Expiring on 8/8/2022
ZL 200920060593.5	A heat insulation and heat preservation wall	Expiring on 7/10/2019	ZL 201220370187.0	A hollow load-bearing brick	Expiring on 7/30/2022
ZL 201020123209.4	A building ventilation and heat transfer system	Expiring on 1/27/2020	ZL 201220448618.0	A hollow composite wall in framework structure	Expiring on 9/4/2022
ZL 200920296126.5	An energy conservation brick	Expiring on 12/28/2019	ZL 201220371581.6	A capping wall brick	Expiring on 7/30/2022
ZL 201120126398.5	A forming mold for decoration-free wall component	Expiring on 4/26/2021	ZL 201320510614.5	A forming mold for hollow wall bricks	Expiring on 8/20/2023
ZL 201120126422.5	A hollow decoration-free wall component	Expiring on 4/26/2021	ZL 201320510134.9	An acoustic wall brick	Expiring on 8/20/2023
ZL 201220371578.4	A wall brick and wall made up of such wall bricks	Expiring on 7/30/2022

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In addition, we have two patent applications pending and we will continue to seek patent protection to the extent we believe such protection is appropriate and cost-effective. We regard our patents important to our success and our competitive position.

All of our employees have entered into standard employment agreements requiring them to keep confidential all information relating to our customers, methods, business and trade secrets during their terms of employment with us and thereafter and to assign to us their inventions, technologies and designs they develop during their term of employment with us.

Regulation

Because all of our operating entities are located in the PRC, we are regulated by the national and local laws of the PRC. This section summarizes the major PRC regulations relating to our business.

Environmental Matters

The Environmental Protection Law, promulgated by the National People’s Congress on December 26, 1989, is the primary law for environmental protection in China. The law establishes basic principles for coordinated advancement of economic growth, social progress and environmental protection, and defines the rights and duties of governments at all levels. Local environmental protection bureaus may set stricter local standards than the national standards and enterprises are required to comply with the stricter of the two sets of standards.

Business license

Any company that conducts business in the PRC must have a business license that covers a particular type of work. Other than regular business licenses that we have already obtained, there is no special license or permit required for us to engage in the current businesses under PRC laws and regulations.

Foreign Currency Exchange

Under the Foreign Currency Administration Rules promulgated in 1996 and revised in 1997, and various regulations issued by SAFE and other relevant PRC government authorities, RMB is convertible into other currencies without prior approval from SAFE only to the extent of current account items, such as trade related receipts and payments, interest and dividends and after complying with certain procedural requirements. The conversion of RMB into other currencies and remittance of the converted foreign currency outside PRC for the purpose of capital account items, such as direct equity investments, loans and repatriation of investment, requires the prior approval from SAFE or its local office. Payments for transactions that take place within China must be made in RMB. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by SAFE or its local office. Unless otherwise approved, domestic enterprises must convert all of their foreign currency proceeds into RMB.

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On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, which became effective as of November 1, 2005. According to the notice, a special purpose company, or SPV, refers to an offshore company established or indirectly controlled by PRC residents for the special purpose of carrying out financing of their assets or equity interest in PRC domestic enterprises. Prior to establishing or assuming control of an SPV, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch. The notice applies retroactively. As a result, PRC residents who have established or acquired control of these SPVs that previously made onshore investments in China were required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. These PRC residents must also amend the registration with the relevant SAFE branch in the following circumstances: (i) the PRC residents have completed the injection of equity investment or assets of a domestic company into the SPV; (ii) the overseas funding of the SPV has been completed; (iii) there is a material change in the capital of the SPV. Under the rules, failure to comply with the foreign exchange registration procedures may result in restrictions being imposed on the foreign exchange activities of the violator, including restrictions on the payment of dividends and other distributions to its offshore parent company, and may also subject the violators to penalties under the PRC foreign exchange administration regulations.

On August 29, 2008, SAFE promulgated Circular 142 which regulates the conversion by a foreign-funded enterprise of foreign currency into RMB by restricting how the converted RMB may be used. In addition, SAFE promulgated Circular 45 on November 9, 2011 in order to clarify the application of Circular 142. Under Circular 142 and Circular 45, the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of Circular 142 and Circular 45 could result in severe penalties, such as heavy fines as set out in the relevant foreign exchange control regulations. On July 4, 2014, SAFE promulgated SAFE Circular 36, which launched a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas from August 4, 2014. However, SAFE Circular 36 continues to prohibit foreign-invested enterprises from directly or indirectly using the Renminbi converted from their foreign exchange capitals for purposes beyond its business scope. On March 30, 2015, SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 will come into force and replace both Circular 142 and Circular 36 on June 1, 2015. Circular 36 allows enterprises established within the pilot areas to use their foreign exchange capitals to make equity investment and removes certain other restrictions provided under Circular 142 for these enterprises. Circular 19 will remove those restrictions for all foreign-invested enterprises established in the PRC. However, both Circular 36 and Circular 19 continue to prohibit foreign-invested enterprises from, among other things, using the Renminbi fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises.

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Dividend Distributions

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

After-tax profits/losses with respect to the payment of dividends out of accumulated profits and the annual appropriation of after-tax profits as calculated pursuant to PRC accounting standards and regulations do not result in significant differences as compared to after-tax earnings as presented in our financial statements. However, there are certain differences between PRC accounting standards and regulations and U.S. generally accepted accounting principles, arising from different treatment of items such as amortization of intangible assets and change in fair value of contingent consideration rising from business combinations.

In addition, under the EIT Law, the Notice of the State Administration of Taxation on Negotiated Reduction of Dividends and Interest Rates, which was issued on January 29, 2008, the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion, which became effective on December 8, 2006, and the Notice of the State Administration of Taxation Regarding Interpretation and Recognition of Beneficial Owners under Tax Treaties, which became effective on October 27, 2009, dividends from our PRC operating subsidiaries paid to us through our Hong Kong subsidiary may be subject to a withholding tax at a rate of 10%, or at a rate of 5% if our Hong Kong subsidiary is considered a “beneficial owner” that is generally engaged in substantial business activities and entitled to treaty benefits under the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion.

Laws and Regulations Related to Employment and Labor Protection

On June 29, 2007, the National People’s Congress promulgated the Employment Contract Law of PRC (“Employment Contract Law”), which became effective as of January 1, 2008 and amended on December 28, 2012. The Employment Contract Law requires employers to provide written contracts to their employees, restricts the use of temporary workers and aims to give employees long-term job security.

Pursuant to the Employment Contract Law, employment contracts lawfully concluded prior to the implementation of the Employment Contract Law and continuing as of the date of its implementation shall continue to be performed. Where an employment relationship was established prior to the implementation of the Employment Contract Law but no written employment contract was concluded, a contract must be concluded within one month after its implementation.

On September 18, 2008, the State Council promulgated the Implementing Regulations for the PRC Employment Contract Law which came into effect immediately. These regulations interpret and supplement the provisions of the Employment Contract Law.

Our standard employment contract complies with the requirements of the Employment Contract Law and its implementing regulations. We have entered into written employment contracts with all of our employees.

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Employees

Currently we have a total of six employees, four of whom are full-time employees. The following table sets forth the number of our full-time employees by function.

Function	Number of Employees
Sales and Marketing Operations	2
General and Administrative	2
Research and Development	2
Total	6

None of our employees belong to a union or are a party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

Risks Related to Our Business

Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited consolidated financial statements included in this report include a paragraph that indicates that they were prepared assuming that we would continue as a going concern. As discussed in Note 3 to the audited consolidated financial statements included with this report, we had a working capital deficiency and an accumulated deficit of $112,034 as of June 30, 2018. Our losses have principally occurred as a result of the lack of a source of recurring revenues and the substantial resources required for research and development and marketing of the our products which included the general and administrative expenses associated with our organization. These conditions raise substantial doubt about our ability to continue as a going concern. The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. Management plans to obtain additional funding and implement its strategic plan to allow the opportunity for the Company to continue as a going concern; however, there can be no assurance that we will be successful in these plans or in attracting equity or alternative financing on acceptable terms, or if at all.

We may continue to incur losses in the future, and may not be able to return to profitability, which may cause the market price of our shares to decline.

Donggao International incurred a net loss of $110,554 in the fiscal year ended June 30, 2018 and $1,480 during the period from its inception on March 13, 2017 to June 30, 2017. We have not generated any revenue. Our current operations are small with a short history. We may be unable to achieve our performance targets, which will impact the Company’s operating results. Our ability to achieve profitability depends on the competitiveness of our products as well as our ability to control costs and to provide new products to meet the market demands and attract new customers. Due to the numerous risks and uncertainties associated with the development of our business, we cannot guarantee that we may be able to achieve profitability in the short-term or long-term.

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Our business plan is based on a relatively new model that may not be successful and we may not successfully implement our business strategies.

Our business plan has not been examined or tested by the market. Our products and services are targeted at an emerging market and any potential increase in our revenues depends on the achievement by our current and future clients, which is a new market in the region. In addition, we cannot guarantee the full and successful implementation of our business strategies. To ensure the successful reception of our products by a large number of construction entities in China, great efforts must to be made in promotion and business partner development. However, we cannot guarantee successful promotion of our products and we may not be able to realize our business goals.

The discontinuation, reduction or delay of any of the preferential policy treatments currently available to us in the PRC could materially and adversely affect our business, financial condition and results of operations.

The Chinese government has provided reduced taxes and subsidies and other support across the resource recycling industry. In particular, the industry receives value-added tax rebates and subsidies from the Special Funds for New Wall Materials. The discontinuation, reduction or delay of any of the preferential policy treatments currently available to us in the PRC could materially and adversely affect our business, financial condition and results of operations.

Our business could be materially and adversely affected by fluctuations in, and government measures influencing, China’s real estate industry.

Our business focuses on new wall materials production, which is mainly used in the construction materials industry, which in turn depends substantially on conditions of the real estate development, public infrastructure construction and urbanization. Fluctuations of supply and demand in China’s real estate market are caused by economic, social, political and other factors. The real estate market in China is in particular affected by changes in government policies affecting the real estate and financial markets and related areas. In the past, the PRC government has adopted various administrative measures to curb what it perceived as unsustainable growth in the real estate market, particularly when the real estate market in China experienced rapid and significant increases in home sales as well as prices. Any future policy changes to tighten the acquisition and/or ownership of real estate or slow down the urbanization could affect the demand for our products and negatively impact our business, financial condition and results of operation.

We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our key technical and senior management personnel. They also depend in significant part upon our ability to attract and retain additional qualified management, technical, marketing and sales and support personnel for our operations. As China is building its powerful technology industry and enhancing its market-oriented economic system, competition for talents becomes increasingly fierce. Many of our potential competitors have greater financial, personnel, technical, manufacturing, marketing, sales and other resources than we do. If we lose a key employee or if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. We depend on the skills and abilities of these key employees in managing the technical, marketing and sales aspects of our business, any part of which could be harmed by further turnover.

We may not be able to manage our expansion of operations effectively.

We are in the process of developing our business in order to meet the potentially increasing demand for our future products, as well as capture new market opportunities. Our current business operations are smallw with a short history. We may be unable to achieve our performance targets, which will impact the Company’s operating results. As we continue to grow, we must continue to improve our operational and financial systems, procedures and controls, increase service capacity and output, and expand, train and manage our growing employee base. In order to fund our on-going operations and our future growth, we need to have sufficient internal sources of liquidity or access to additional financing from external sources. Furthermore, our management will be required to maintain and strengthen our relationships with our customers and other third parties. Currently, we only have six employees. As a result, our continued expansion has placed, and will continue to place, significant strains on our management personnel, systems and resources. We also will need to further strengthen our internal control and compliance functions to ensure that we will be able to comply with our legal and contractual obligations and minimize our operational and compliance risks. Our current and planned operations, personnel, systems, internal procedures and controls may not be adequate to support our future growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures.

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Our holding company structure may limit the payment of dividends.

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investment. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

After-tax profits/losses with respect to the payment of dividends out of accumulated profits and the annual appropriation of after-tax profits as calculated pursuant to PRC accounting standards and regulations do not result in significant differences as compared to after-tax earnings as presented in our financial statements.

However, there are certain differences between PRC accounting standards and regulations and U.S. GAAP, arising from different treatment of items such as amortization of intangible assets and change in fair value of contingent consideration rising from business combinations.

Risk Related to Doing Business in China

Changes in the economic and political policies of the PRC government could have a material and adverse effect on our business and operations.

We conduct substantially all our business operations in China. Accordingly, our results of operations, financial condition and prospects are significantly dependent on economic and political developments in China. China’s economy differs from the economies of developed countries in many aspects, including the level of development, growth rate and degree of government control over foreign exchange and allocation of resources. While China’s economy has experienced significant growth in the past 30 years, the growth has been uneven across different regions and periods and among various economic sectors in China. We cannot assure you that China’s economy will continue to grow, or that if there is growth, such growth will be steady and uniform, or that if there is a slowdown, such slowdown will not have a negative effect on its business and results of operations.

The PRC government exercises significant control over China. Accordingly, our results of operations, financial condition and prospects are significantly dependent on economic and political developments in China. Certain measures adopted by the PRC government may restrict loans to certain industries, such as changes in the statutory deposit reserve ratio and lending guidelines for commercial banks by the People’s Bank of China. These current and future government actions could materially affect our liquidity, access to capital, and ability to operate our business.

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The global financial markets experienced significant disruptions in 2008 and the United States, Europe and other economies went into recession. Since 2012, growth of the Chinese economy has slowed down. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, any stimulus measures designed to boost the Chinese economy, may contribute to higher inflation, which could adversely affect our results of operations and financial condition. See “—Future inflation in China may inhibit our ability to conduct business in China.”

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries in the PRC. Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to FIEs. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations, and rules are not always uniform, and enforcement of these laws, regulations, and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

You may have difficulty enforcing judgments against us.

Most of our assets are located outside of the United States and most of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Our counsel as to PRC law has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security, or the public interest. So, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

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The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property, and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

The enforcement of the PRC labor contract law may materially increase our costs and decrease our net income.

China adopted a new Labor Contract Law, effective on January 1, 2008, and issued its implementation rules, effective on September 18, 2008. The Labor Contract Law and related rules and regulations impose more stringent requirements on employers with regard to, among others, minimum wages, severance payment and non-fixed-term employment contracts, time limits for probation periods, as well as the duration and the times that an employee can be placed on a fixed-term employment contract. Due to the limited period of effectiveness of the Labor Contract Law and its implementation rules and regulations, and the lack of clarity with respect to their implementation and potential penalties and fines, it is uncertain how they will impact our current employment policies and practices. In particular, compliance with the Labor Contract Law and its implementation rules and regulations may increase our operating expenses. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules and regulations may also limit our ability to effect those changes in a manner that we believe to be cost-effective or desirable, and could result in a material decrease in our profitability.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 5.9% and as low as -0.8%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our sales effectively.

Currently, all of our revenues are settled in RMB, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that FIEs may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

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Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our ordinary shares will be indirectly affected by the foreign exchange rate between the U.S. dollar and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.

Substantially all of our sales are earned by our PRC subsidiaries. However, PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to their offshore parent companies. PRC legal restrictions permit payments of dividends by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of their annual after-tax profits determined in accordance with PRC generally accepted accounting principles to a statutory general reserve fund until the amounts in said fund reaches 50% of their registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances, or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Although we have made contributions to some employee benefit plans, such as social security plans, we may have not made adequate employee benefit payments required by PRC regulations. We may be required to make up the contributions for these plans as well as pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

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Under the Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

On March 16, 2007, the National People’s Congress of China passed the EIT Law, and on November 28, 2007, the State Council of China passed its implementing rules, which took effect on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

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Heightened scrutiny of acquisition transactions by PRC tax authorities may have a negative impact on Chinese company’s business operations and its acquisition strategy.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, effective on January 1, 2008, and the Announcement on Several Issues Related to Enterprise Income Tax for Indirect Asset Transfer by Non-PRC Resident Enterprises, or SAT Announcement 7, effective on February 3, 2015, issued by the State Administration of Taxation (“SAT”), if a non-resident enterprise transfers the equity interests of or similar rights or interests in overseas companies which directly or indirectly own PRC taxable assets through an arrangement without a reasonable commercial purpose, but rather to avoid PRC corporate income tax, the transaction will be re-characterized and treated as a direct transfer of PRC taxable assets subject to PRC corporate income tax. SAT Announcement 7 specifies certain factors that should be considered in determining whether an indirect transfer has a reasonable commercial purpose. However, as SAT Announcement 7 is newly issued, there is uncertainty as to the application of SAT Announcement 7 and the interpretation of the term “reasonable commercial purpose.”

Under SAT Announcement 7, the entity which has the obligation to pay the consideration for the transfer to the transferring shareholders has the obligation to withhold any PRC corporate income tax that is due. If the transferring shareholders do not pay corporate income tax that is due for a transfer and the entity which has the obligation to pay the consideration does not withhold the tax due, the PRC tax authorities may impose a penalty on the entity that so fails to withhold, which may be relieved or exempted from the withholding obligation and any resulting penalty under certain circumstances if it reports such transfer to the PRC tax authorities.

Although SAT Announcement 7 is generally effective as of February 3, 2015, it also applies to cases where the PRC tax treatment of a transaction that took place prior to its effectiveness has not yet been finally settled. As a result, SAT Announcement 7 could be determined by PRC tax authorities to be applicable to the historical reorganization, and it is possible that these transactions could be determined by PRC tax authorities to lack a reasonable commercial purpose. As a result, the transfer of shares by certain shareholders to other parties could be subject to corporate income tax of up to 10% on capital gains generated from such transfers, and PRC tax authorities could impose tax obligations on the transferring shareholders or subject us to penalty if the transferring shareholders do not pay such obligations and withhold such tax.

SAT Announcement 7 and its interpretation by relevant PRC authorities clarify that an exemption provided by SAT Circular 698 for transfers of shares in a publicly-traded entity that is listed overseas is available if the purchase of the shares and the sale of the shares both take place in open-market transactions. However, if a shareholder of an entity that is listed overseas purchases shares in the open market and sells them in a private transaction, or vice-versa, PRC tax authorities might deem such a transfer to be subject to SAT Circular 698 and SAT Announcement 7, which could subject such shareholder to additional reporting obligations or tax burdens. Accordingly, if a holder of the Company’s ordinary shares purchases such ordinary shares in the open market and sells them in a private transaction, or vice-versa, and fails to comply with SAT Circular 698 or SAT Announcement 7, the PRC tax authorities may take actions, including requesting to provide assistance for their investigation or impose a penalty on it, which could have a negative impact on the company’s business operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties, and make most of our sales in China. The PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

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If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, particularly companies like us which have completed so-called reverse merger transactions, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company.

The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in China where substantially all of our operations and business are located have conducted any due diligence on our operations or reviewed or cleared any of our disclosure.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Unlike public reporting companies whose operations are located primarily in the United States, however, substantially all of our operations are located in China. Since substantially all of our operations and business takes place in China, it may be more difficult for the staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosure. These same obstacles are not present for similar companies whose operations or business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review of the China Securities Regulatory Commission, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any due diligence on our company and with the understanding that none of our SEC reports, other filings or any of our other public pronouncements has been reviewed or otherwise been scrutinized by any local regulator.

Risks Related to the Market for our Common Stock

Our common stock is quoted on the OTC market, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC market. The OTC market is a significantly more limited market than the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC market may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

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We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to “emerging growth companies” will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an “emerging growth company,” we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until 2021, although circumstances could cause us to lose that status earlier, including if we become a large accelerated filer or if we have issued an aggregate of $1 billion in non-convertible debt during the preceding 3 years. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

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Our largest stockholder holds a significant percentage of our outstanding voting securities and may be able to control our management and affairs.

Mr. Yue Zhong, our largest stockholder, is the beneficial owner of approximately 71.48% of our outstanding voting securities. As a result, he possesses significant influence, and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. His ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover, or other business combination, or discourage a potential acquirer from making a tender offer.

Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

As a public company, the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require us to implement various corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these public company obligations requires us to devote significant time and resources and places significant additional demands on our finance and accounting staff and on our financial accounting and information systems. We plan to hire additional accounting and financial staff with appropriate public company reporting experience and technical accounting knowledge. Other expenses associated with being a public company include increased auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses.

We are required under the Sarbanes-Oxley Act of 2002 to document and test the effectiveness of our internal control over financial reporting. In addition, we are required under the Exchange Act to maintain disclosure controls and procedures and internal control over financial reporting. Any failure to maintain effective controls or implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our common stock. Failure to comply with the Sarbanes-Oxley Act of 2002 could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including SOX and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Provisions in our articles of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our board of directors has the right to determine the authorized number of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to control the size of or fill vacancies on our board of directors.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

Donggao International, a Seychelles holding company, was formed on March 13, 2017. The following financial data was extracted from the audited consolidated financial statements of Donggao International and its subsidiaries for the period from March 13, 2017 (the date of inception) to June 30, 2017 and the fiscal year ended June 30, 2018. Currently, we engaged certain wall material producers to manufacture our wall material products as OEMs by authorizing them to use our patented technologies.

Our revenues were $0 both for the fiscal year 2018 and for the period from the date of inception to June 30, 2017. Our net loss was $110,554 and $1,480 for the respective periods.

Principal Factors Affecting Financial Performance

We believe that our operating and business performance are driven by various factors that affect the resources recycling industry, including trends affecting the constructing and mining industries, trends affecting the customer bases that we target, as well as general macroeconomic factors. Key factors that may affect our future performance include:

•	Environmental Awareness in China We mainly conduct our business in China. In recent years, accompanied by economic growth and government policies, the Chinese people have become more environmentally conscious. This has driven our business partners to choose eco-friendly products including ours which are manufactured by using waste materials. This trend could have a material impact on our customer base.

•	Solid Governmental support As China is becoming increasingly aware of its environmental problem, the Chinese government has consistently promoted and enforced various environmental protection policies in recent years. Our recycling process of tailings is expected to enable us to reuse the mineral waste and convert it to reusable materials for construction, agricultural and industrial uses. The government has provided substantive subsidies in environmental protection related industries and businesses and we believe our business will be benefited by such preferential policy treatment.

Results of Operation of Donggao International

Comparison of Year Ended June 30, 2018 and the period from the date of inception to June 30, 2017

The following table sets forth key components of our results of operations during the year ended June 30, 2018 and the period from the date of inception to June 30, 2017.

	Year ended 30 June, 2018	From the date of inception (March 13, 2017) to June 30, 2017	Change
Net revenues	$-	$-	$-
Cost of revenues	-	-	-
Gross profit	-	-	-
Operating expenses:
Selling and marketing expenses	13,435	-	13,435
General and administrative expenses	97,127	1,480	95,647
Total operating expenses	110,562	1,480	109,082
Total other income/(expenses)	8	-	8
Loss before tax	(110,554)	(1,480)	(109,074)
Tax expense	-	-	-
Net loss	$(110,554)	$(1,480)	$(109,074)

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Revenues. We did not generate any revenues for both periods as we did not sell any products during these periods. During the first half of 2018, we entered into several sales contracts with different entities and we expect that we will start generating revenues during the 2019 fiscal year.

Cost of revenues. As we did not earn any revenues, we did not incur any cost of goods sold during both periods.

Gross profit and gross margin. As a result of no revenues and cost of revenues being realized, gross profit and gross margin were $0 for both periods.

Selling expenses. Our selling expenses consist primarily of salary expense and cost of advertising. Our selling expenses increased to $13,435 for the year ended June 30, 2018, from $0 for the period from the date of inception to June 30, 2017. Such increase was due to hiring the sales persons and advertising our company and products.

General and administrative expenses. Our general and administrative expenses consist primarily of assets evaluation fees, salary expense as well as research and development expenses. Our general and administrative expenses increased by $95,647 to $97,127 for the year ended June 30, 2018. Such increase incurred mainly because we conducted assets evaluation, hired staff for Guangzhou Donggao and entered into research programs with different universities and companies.

Net income. As a result of the cumulative effect of the factors described above, our net income decreased by $(109,074) to $(110,554) for the year ended June 30, 2018.

Liquidity and Capital Resources

Working capital	June 30, 2018	June 30, 2017
Total current assets	$68,130	$-
Total current liabilities	36,888	1,480
Working capital surplus/(deficiency)	$31,242	$(1,480)

As of June 30, 2018, we had cash and cash equivalents of $28,915. To date, we have financed our operations primarily through contributions by owners and borrowings from related parties.

The following table provides detailed information about our net cash flows for the year ended June 30, 2018 and the period from the date of inception to June 30, 2017:

Cash Flow

	2018	2017
Net cash provided by (used in) operating activities	$(91,708)	$(1,480)
Net cash provided by (used in) investing activities	(34,002)	-
Net cash provided by (used in) financing activities	154,688	1,480
Net increase (decrease) in cash and cash equivalents	28,977	-
Effect of foreign currency translation on cash and cash equivalents	(62)	-
Cash and cash equivalents at beginning of period	-	-
Cash and cash equivalents at end of period	$28,915	$-

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Operating Activities

Net cash used in operating activities was $91,708 for the fiscal year ended June 30, 2018, as compared to that of $1,480 for the period from the date of inception to June 30, 2017. The increase in net cash used in operating activities was mainly because we paid more salaries and incurred more expenses for the operation in this fiscal year.

Investing Activities

Net cash used in activities for the year ended June 30, 2018 was $34,002, as compared to $0 for the period from the date of inception to June 30, 2017. The increase in net cash used in investing activities was mainly attributable to the purchases of fixed assets and intangible assets.

Financing Activities

Net cash provided by financing for the year ended June 30, 2018 was $154,688, as compared to $0 for the period from the date of inception to June 30, 2017. The increase of net cash provided by financing activities was mainly attributable to the contributions of owners and borrowings from related parties to finance our operations.

Contractual Obligations and Commercial Commitments

We had the following contractual obligations and commercial commitments as of June 30, 2018:

Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
	$	$	$	$	$
Amounts due to related parties	-	-	-	-	-
Other payables	12,309	8,158	4,151	-	-
TOTAL	12,309	8,158	4,151	-	-

For the fiscal year ended June 30, 2018, we entered into a two-year operating lease agreement commencing on January 17, 2018 and expiring on January 17, 2020. The monthly lease expense is RMB 4,500 (approximately USD $692). The outstanding lease commitment as of June 30, 2018 was $12,309.

We believe that our current cash and financing from our existing stockholders are adequate to support operations for at least the next 12 months. We may, however, in the future, require additional cash resources due to changing business conditions, implementation of our strategy to expand our business or other investments or acquisitions we may decide to pursue. If our own financial resources are insufficient to satisfy our capital requirements, we may seek to sell additional equity or debt securities or obtain additional credit facilities. The sale of additional equity securities could result in dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could require us to agree to operating and financial covenants that would restrict our operations. Financing may not be available in amounts or on terms acceptable to us, if at all. Any failure by us to raise additional funds on terms favorable to us, or at all, could limit our ability to expand our business operations and could harm our overall business prospects.

Capital Expenditures

Capital expenditures for the fiscal year ended June 30, 2018 and the period from the date of inception to June 30, 2017 were $32,642 and $0, respectively. The increase in capital expenditures was due to the purchases of office equipment and patents stated above in the section of “Our Intellectual Property”.

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We do not anticipate any capital expenditures in the 2019 fiscal year.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future. However, our management will closely monitor price changes in our industry and continually maintain effective cost control in operations.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Our operating results and operating cash flows historically have not been subject to significant seasonal variations. This pattern may change, however, as a result of new market opportunities or new product introductions.

Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

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Revenue recognition

The Company recognizes revenue when all the following criteria have been met: it has negotiated the terms of the transaction with the customer which includes setting a fixed sales price, it has transferred of possession of the product to the customer, the customer does not have the right to return the product, the customer is able to further sell or transfer the product onto others for economic benefit without any other obligation to be fulfilled by the Company, and the Company is reasonably assured that funds have been or will be collected from the customer. The Company’s the amount of revenue recognized to the books reflects the value of goods invoiced, net of any value-added tax (VAT) or excise tax.

Recent Accounting Pronouncements

In January 2017, the FASB issued guidance which simplifies the accounting for goodwill impairment. The updated guidance eliminates Step 2 of the impairment test, which requires entities to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value, determined in Step 1. The Company is currently evaluating the impact on the financial statements of this guidance.

In January 2017, the FASB amended the existing accounting standards for business combinations. The amendments clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The Company is currently evaluating the impact on the financial statements of this guidance.

PROPERTIES

All land in China is owned by the state or local governments. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years. This period may be renewed at the expiration of the initial and any subsequent terms according to the relevant Chinese laws. Granted land use rights are transferable and may be used as collateral for borrowings and other obligations.

Our executive offices are located at No. 436, North Dongjiao Road, Room 516, Liwan District, Guangzhou, Guangdong Province, China, 510145 which consist of 96.68 square meters, all of which are dedicated to administrative office space. We lease our facilities pursuant to a lease agreement that our PRC subsidiary, Guangzhou Donggao entered into with Shengyue Zhuo, a Chinese citizen on January 17, 2018 for a lease term commencing on January 17, 2018 and ending on January 17, 2020. Currently we pay our rent in an amount of RMB 4,500 (approximately $662) per month. We believe that all our real property has been adequately maintained, is generally in good condition, and is suitable and adequate for our business. We do not own or rent any other real estate or other properties.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of September 24, 2018 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, No. 436, North Dongjiao Road, Room 516, Liwan District, Guangzhou, Guangdong Province, China, 510145.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Lijuan Jiang, Chairman, CEO, President and CFO(4)	Common Stock	81,432,000	26.63%
Limei Jiang, Director	Common Stock	2,000,000	*
All officers and directors as a group (two persons named above)	Common Stock	83,432,000	27.29%
Yue Zhong(3)	Common Stock	218,568,000	71.48%
Hongshan Holdings Investment Limited (4)	Common Stock	81,432,000	26.63%

________

* Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	A total of 305,761,500 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of September 24, 2018. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Including 200,568,000 shares of common stock held by Zhongjian Overseas Investment Limited and Mr. Zhong has voting and dispositive power of the securities held by Zhongjian Overseas Investment Limited.

(4)	Lijuan Jiang is the sole director of Hongshan Holdings Investment Limited and has voting and dispositive power of the securities held by it.

Changes in Control

Prior to the closing of Reverse Merger, all 300,000,000 shares issued on December 18, 2017 pursuant to the Exchange Agreement were held in escrow and deemed to be in full control of the Company. As of the date of the closing of Reverse Merger, all of these shares were delivered out of escrow to the following entities and individuals in the amounts set opposite their names.

Yue Zhong	18,000,000
Hongshan Holdings Investment Limited	81,432,000
Zhongjian Overseas Investement Limited	200,568,000

This constituted a change of control of the Company. Other than the transactions and agreements previously described, our officers and directors are not aware of any arrangements which if consummated may result in a change in control of the Company at a subsequent date.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following sets forth information about our directors and executive officers as of the date of this report:

NAME	AGE	POSITION
Lijuan Jiang	48	Chairman, President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary
Limei Jiang	47	Director

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Lijuan Jiang. Ms. Jiang has served as a member of our board of directors and as our Chairman, Chief Executive Officer, Chief Financial Officer and President since September 24, 2018. She has served as general manager of our subsidiary Guangzhou Donggao since January 1, 2018. Prior to that, Ms. Jiang was the Assistant to General Manager and Financial Controller of Guangzhou Donggao since June 2017. From November 1995 to March 2013, Ms. Jiang was the Assistant to General Manager and Financial Controller of Guangdong Zhongshan Shengsheng Construction Materials Co., Ltd. Ms. Jiang has more than twenty years of financial experience and graduated from Guangdong Meitian Bureau of Mines Secondary Vocational School.

Limei Jiang. Mr. Jiang has served as a member of our board of directors since July 31, 2017. He previously served as our Chairman, Chief Executive Officer, President and Chief Financial Officer until September 24, 2018. Mr. Jiang has more than twenty years’ experience in sales and operation. In 1992, Mr. Jiang worked at Guangdong Meitian Mineral Bureau Cement Plant, as a sales director. As a sales director, he handled the daily operations and the supervision of the entire sales department. At the same time, he was the person-in-charge of cement production department. Since 1994, he has worked for Jiangmen Toyo Ink Co. Ltd as vice president, who is responsible for the daily operation and the sales distribution channel. Mr. Jiang graduated from Guangdong Meitian Bureau of Mines Secondary Vocational School.

Directors and executive officers are elected until their successors are duly elected and qualified. There are no arrangements or understandings known to us pursuant to which any director or executive officer was or is to be selected as a director (or director nominee) or executive officer.

Family Relationships

There are no family relationships among any of our officers or directors. Lijuan Jiang is not related to Limei Jiang.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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EXECUTIVE COMPENSATION

Summary Compensation Table - Fiscal Years Ended June 30, 2018 and 2017

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Limei Jiang,	2018	-	-	-	-	-	-	-	-
Former CEO(1)	2017	-	-	-	-	-	-	-	-
Bess Audrey Lipschutz,	2018	-	-	-	-	-	-	-	-
Former CEO(2)	2017	2,500	-	-	-	-	-	-	2,500
Lijuan Jiang,	2018	3,310	-	-	-	-	-	-	3,310
CEO(3)	2017	3,310	-	-	-	-	-	-	3,310

______________

(1)	Mr. Jiang served as our Chief Executive Officer from July 31, 2017 until September 24, 2018.

(2)	Ms. Lipschutz served as our Chief Executive Officer until October 28, 2016.

(3)	Ms. Jiang became our Chief Executive Office on September 24, 2018. She has served as general manager of our subsidiary Guangzhou Donggao since January 1, 2018. The compensation shown in this table include the amount Ms. Jiang received from Guangzhou Donggao prior to the consummation of the Reverse Merger.

Employment Agreements

All of our employees have executed our standard employment agreements as required by the Chinese labor law. Our employment agreements with our executives provide the amount of each executive officer’s salary, title and establish their eligibility to receive a bonus. The employment agreement between Guangzhou Donggao and Ms. Lijuan Jiang, dated January 1, 2018, provides that Ms. Jiang is employed as Guangzhou Donggao’s general manager with a four-year term of employment until December 31, 2021. Ms. Jiang receives a monthly salary of RMB 1,895 (approximately $275) under the employment agreement. She is also subject to customary confidentiality covenants under the employment agreement.

Outstanding Equity Awards at Fiscal Year End

No unexercised options, stock that has not vested or outstanding equity incentive plan awards were held by any of our named executive officers at June 30, 2018.

32

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended June 30, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions of Donggao International since the beginning of our fiscal year ended June 30, 2017, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

•	On November 27, 2017, we entered into the Exchange Agreement with Donggao International and holders of all outstanding capital stock of Donggao International, pursuant to which on September 24, 2018, we acquired 100% of the outstanding capital stock of Donggao International. In exchange, we issued to the former shareholders of Donggao International, including Mr. Yue Zhong, Zhongjian Overseas Investment Limited and Hongshan Holdings Investment Limited. Our Chairman, Chief Executive Officer and President, Ms. Lijuan Jiang is the sole director of Hongshan Holdings Investment Limited, which received 81,432,000 shares of common stock of the Company.

•	On March 20, 2018, Mr. Zhong entered into a patent transfer agreement with Guangzhou Donggao, pursuant to which Mr. Zhong transferred to Guangzhou Donggao 21 patents owned by him for 72.856% ownership of Donggao International.

•	As of June 30, 2018, we had advanced our Ms. Lijuan Jiang a total of $39,215 as job or travel related disbursement in the normal course of business. The amounts are unsecured, interest-free and due on demand.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

33

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently eligible to be quoted on the OTC market under the symbol “TAQR.”

The following table sets forth the quarterly high and low bid prices for the common stock for the periods indicated below. The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	Closing Bid Prices (1)
	High	Low

Fiscal Year Ended June 30, 2018
1st Quarter	$2.00	$1.00
2nd Quarter	$2.18	$1.30
3rd Quarter	$2.09	$2.08
4th Quarter	$2.09	$0.77

Fiscal Year Ended June 30, 2017
4th Quarter (starting on May 8, 2017)*	$1.00	$1.00

________

* To our knowledge, no market information prior to May 8, 2017 is publicly available.

However, our common stock has not been traded on the OTC market except on a limited and sporadic basis and there is no assurance that a regular public trading market will ever develop. OTC market securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC market securities transactions are conducted through a telephone and computer network connecting dealers. OTC market issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

Approximate Number of Holders of Our Common Stock

As of September 24, 2018, there were approximately 26 holders of record of our common stock. This number excludes the shares of our common stock owned by stockholders holding stock under nominee security position listings.

Dividend Policy

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

34

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 2,000,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, and other regulatory restrictions.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

The provisions of Nevada law, our articles of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

•	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

•	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

35

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

We plan to amend our articles of incorporation state that we have elected not to be governed by the “business combination” provisions.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

We plan to amend our articles of incorporation state that we have elected not to be governed by the “control share” provisions.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

•	Board of Directors Vacancies. Our bylaws authorize our board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our board is set only by a resolution adopted by our board. These provisions would prevent a stockholder from increasing the size of our board and then gaining control of our board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our board but promotes continuity of management.

•	No Cumulative Voting. Nevada law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s articles of incorporation provides otherwise. Our articles of incorporation provide that the common stock shall not be entitled to cumulative voting rights.

36

Transfer Agent and Registrar

Our independent stock transfer agent is V Stock Transfer, LLC. Their mailing address is 18 Lafayette Place, Woodmere, NY 11598, and their phone number is 212-828-8436.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that our director or officer is not individually liable to us or our stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that, (a) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer; and (b) the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. We will provide indemnification to our directors and officers to the maximum extent permitted by law.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND

FINANCIAL DISCLOSURE

None.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On December 18, 2017, we issued 300,000,000 shares of our common stock to the shareholders of Donggao International pursuant to the Exchange Agreement described under Item 1.01 above. All of the shares were held in escrow and deemed to be in the full control of the Company until the closing of Reverse Merger.

The issuance of these shares was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation S promulgated thereunder.

Our reliance on Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offerees and us.

37

ITEM 4.01 CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT

As previously disclosed, on October 26, 2017, our board of directors decided to dismiss GBH CPAs, PC (“GBH”) as our independent registered public accounting firm, effectively immediately. On the same date, in connection with the dismissal of GBH, upon the approval of our board of directors, the Company engaged WWC, P.C. as its new independent registered public accounting firm to audit and review the Company’s financial statements, effective immediately.

See our current report on Form 8-K, as amended, filed on October 31, 2017 for more information.

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of the Reverse Merger, the former shareholders of Donggao International now control our company.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the Reverse Merger, as of September 24, 2018, Mr. Limei Jiang resigned from all offices of the Company that he held effective immediately. The resignation of Mr. Jiang is not in connection with any known disagreement with us on any matter. Mr. Jiang continues to act as a director of the Company.

On the same date, our board of directors increased the size of the board from one to two. Ms. Lijuan Jiang was appointed as our Chairman, director, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary.

For certain biographical and other information regarding the newly appointed director and officer, see the disclosure under Item 2.01 of this report under the heading “Directors and Executive Officers,” which disclosure is incorporated herein by reference.

For information regarding transactions between our company and the newly appointed director and officer that would require disclosure under Item 404(a) of Regulation S-K, see the disclosure under Item 2.01 of this report under the heading “Certain Relationships and Related Transactions, and Director Independence,” which disclosure is incorporated herein by reference.

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Change of Fiscal Year

On September 24, 2018, our board of directors approved a change in our fiscal year end from August 31 to June 30. This change is being effectuated in connection with the reverse acquisition transaction described in Item 2.01 above.

ITEM 5.05 AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On September 24, 2018 we adopted a code of ethics that applies to all directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is filed as exhibit 14.1 to this current report.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

38

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Filed herewith are:

Audited consolidated financial statements of Donggao International for the period from March 13, 2017 (Inception) to June 30, 2017 and for the fiscal year ended June 30, 2018.

(b)	Pro forma financial information

Filed herewith are the unaudited Pro Forma Condensed Combined Financial Statements of the registrant and its subsidiaries for the requisite periods.

(d)	Exhibits

Exhibit No.	Description
2.1

Exchange Agreement, dated November 27, 2017, among the Company, Donggao International and the shareholders of Donggao International (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 28, 2017)

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Appendix A of the Company’s Definitive Information Statement on Schedule 14C filed on October 6, 2017)
3.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form S-1, as amended (File No. 333-207552))
10.1	Sales Agreement (English Translation), by and between Guangzhou Donggao New Materials Co. Ltd. and Fujian Changting County Longhu Construction Engineering Co., Ltd., dated May 23, 2018.
10.2	Sales Agreement (English Translation), by and between Guangzhou Donggao New Materials Co. Ltd. and Zhongshan City Hechenglian Construction Engineering Co., Ltd., dated June 5, 2018.
10.3	Strategic Cooperation Agreement (English Translation), by and between Guangzhou Donggao New Materials Co. Ltd. and Guangzhou University, dated May 20, 2018.
10.4

Strategic Cooperation Agreement (English Translation), by and between Guangzhou Donggao New Materials Co. Ltd. and Institute of Advanced Engineering Technology under Wuhan University of Technology, dated February 8, 2018.

10.5

Patented Products Licensing and Manufacturing Agreement (English Translation), by and between Guangzhou Donggao New Materials Co. Ltd. and Foshan Chenshi Environment Protection Materials Co., Ltd., dated June 27, 2018.

10.6	Supply Agreement (English Translation), by and between Guangzhou Donggao New Materials Co. Ltd. and Foshan Chenshi Environment Protection Materials Co., Ltd., dated June 27, 2018.
10.7	Guangzhou City Lease Agreement (English Translation), by and between Shengyue Zhuo and Guangzhou Donggao New Materials Co. Ltd., dated January 17, 2018
10.8	Employment Agreement (English Translation), by and between Lijuan Jiang and Guangzhou Donggao New Materials Co. Ltd., dated January 1, 2018
10.9	Patent Transfer Agreement (English Translation), by and between Yue Zhong and Guangzhou Donggao New Materials Co. Ltd., dated March 20, 2018
14.1	Code of Ethics of the Company
21.1	Subsidiaries of the Company

39

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 28, 2018	Traqer Corp.

/s/ Lijuan Jiang
Name: Lijuan Jiang
Title: Chief Executive Officer

40

Donggao International Group Shares Limited

Audited Consolidated Financial Statements

June 30, 2018 and 2017

F-1

To:	The Board of Directors and Stockholders of
Donggao International Group Shares Limited

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Donggao International Group Shares Limited (the “Company”) as of June 30, 2018 and 2017, and the related statements of operations and comprehensive loss, stockholders’ equity, and cash flows for year ended June 30, 2018 and the period from March 13, 2017 (the date of inception) to June 30, 2017, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of as of June 30, 2018 and 2017, and the results of its operations and its cash flows for year ended June 30, 2018 and the period from March 13, 2017 (the date of inception) to June 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company had incurred substantial losses in previous years and has a working capital deficit, which raises substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WWC, P.C.

Certified Public Accountants

San Mateo, California

August 31, 2018

We have served as the Company’s auditor since 2018.

F-2

Donggao International Group Shares Limited

Consolidated Balance Sheets

As of June 30, 2018 and 2017

	2018	2017
Assets
Current assets
Cash and cash equivalents	$28,915	$-
Related party receivable	39,215	-
Total current assets	$68,130	$-

Non-current assets
Plant and equipment, net	10,030	-
Intangible asset, net	18,797	-
Deposits	1,360	-
Total Assets	$98,317	$-

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$5,031	$-
Accrued liabilities	10,000	-
Related party payable	21,857	1,480
Total current liabilities	$36,888	$1,480

Total Liabilities	$36,888	$1,480

Commitments and Contingencies

Stockholders’ Equity
Common stock, $0.00005 par value, 600,000,000 shares authorized; 600,000,000 shares issued and outstanding at June 30, 2018 and 2017, respectively	$30,000	$-
Additional paid in capital	143,525
Accumulated deficit	(112,034)	(1,480)
Accumulated other comprehensive income	(62)	-
Total Equity	$61,419	$(1,480)

Total Liabilities and Equity	$98,317	$-

See Accompanying Notes to the Financial Statements

F-3

Donggao International Group Shares Limited

Consolidated Statements of Operations and Comprehensive Loss

For the year ended June 30, 2018 and the period from the date of inception to June 30, 2017

	2018	2017

Net revenues	$-	$-
Cost of revenues	-	-
Gross profit	-	-

Operating expenses:
Selling and marketing expenses	13,435	-
General and administrative expenses	97,127	1,480
Total operating expenses	110,562	1,480

Operating loss	(110,562)	(1,480)

Other income (expenses):
Interest income	81	-
Other expenses	(73)	-
Total other income and (expenses)	8	-

Loss before taxes from operations	(110,554)	(1,480)

Provision for income taxes	-	-

Net loss	$(110,554)	$(1,480)

Other comprehensive income:
Foreign currency translation income	(62)	-
Comprehensive loss	$(110,616)	$(1,480)

See Accompanying Notes to the Financial Statements

F-4

Donggao International Group Shares Limited

Consolidated Statements of Stockholders’ Equity

For the year ended June 30, 2018 and the period from the date of inception to June 30, 2017

			Additional		Accumulated Other
	Number	Common	Paid in	Accumulated	Comprehensive
	of shares	Stock	Capital	Deficit	Income	Total
Balance, March 13, 2017 (date of inception)	-	-	-	-	-	-
Net loss	-	-	-	(1,480)	-	(1,480)
Foreign currency translation adjustment	-	-	-	-	-	-
Balance, June 30, 2017	-	-	-	(1,480)	-	(1,480)

Balance, July 1, 2017	-	-	-	(1,480)	-	(1,480)
Paid in capital	600,000,000	30,000	143,525	-	-	173,525
Net loss	-	-	-	(110,554)	-	(110,554)
Foreign currency translation adjustment	-	-	-	-	(62)	(62)
Balance, June 30, 2018	600,000,000	30,000	143,525	(112,034)	(62)	61,429

See Accompanying Notes to the Financial Statements

F-5

Donggao International Group Shares Limited

Consolidated Statements of Operations and Comprehensive Loss

For the year ended June 30, 2018 and the period from the date of inception to June 30, 2017

	2018	2017
Cash flows from operating activities

Net loss	$(110,554)	$(1,480)
Depreciation and amortization	3,815	-
Increase in accounts payable	5,031	-
Increase in accrued liabilities	10,000	-
Net cash provided by operating activities	(91,708)	(1,480)

Cash flows from investing activities
Purchase of fixed assets	(11,725)	-
Purchase of intangible assets	(20,917)	-
Increase in deposits	(1,360)	-
Net cash used in investing activities	(34,002)	-

Cash flows from financing activities
Contribution of capital by owners	173,525	-
Increase in related party receivables	(39,215)	-
Increase in related party payable	20,377	1,480
Net cash provided by financing activities	$154,688	$1,480

Net Increase/(decrease) of Cash and Cash Equivalents	28,977	-

Effect of foreign currency translation on cash and cash equivalents	(62)	-

Cash and cash equivalents–beginning of year	-	-

Cash and cash equivalents–end of year	$28,915	-

Supplementary cash flow information:
Interest received	$81	$-
Interest paid	$-	$-
Income taxes paid	$-	$-

See Accompanying Notes to the Financial Statements

F-6

Donggao International Group Shares Limited

Notes to Consolidated Financial Statements

1.	Organization and Principal Activities

Donggao International Group Shares Limited (the “Donggao International” or “Company”) was incorporated as an international business company in the Republic of Seychelles on March 13, 2017. Donggao International’s wholly-owned subsidiary, Donggao Group Limited (“Donggao Group”) was incorporated as an international business company in the Republic of Seychelles on March 13, 2017. Donggao Group’s wholly-owned subsidiary, Donggao Group Holdings Limited (“Donggao Hong Kong”) was incorporated as a limited liability company in Hong Kong on March 22, 2017. Donggao Hong Kong’s wholly-owned subsidiary, Shenzhen Qianhai Donggao Technology Limited (“Shenzhen Donggao”) was incorporated as a limited liability company in Shenzhen City, Guangdong Province, People’s Republic of China on May 17, 2017. Shenzhen Donggao’s wholly-owned subsidiary, Guangzhou Donggao New Material Co. Limited (“Guangzhou Donggao”) was incorporated as a limited liability company in Guangzhou City, Guangdong Province, People’s Republic of China on January 9, 2018.

The Company’s primary business activities are to develop and provide contract processing of energy conserving and environmentally friendly building material to domestic markets with patents that the Company owns. The Company has not yet generated any revenues.

2.	Summary of Significant Accounting Policies

Method of accounting

Management has prepared the accompanying financial statements and these notes in accordance to generally accepted accounting principles in the United States of America; the Company maintains its general ledger and journals with the accrual method accounting.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its significant subsidiaries on a consolidated basis. The Company also includes subsidiaries over which a direct or indirect legal or effective control exists and for which the Company is deemed to direct the significant activities and has the obligation to absorb the losses or benefits of the entities. All intercompany accounts, balances and transactions with consolidated entities have been eliminated.

Name of Subsidiary	State or Jurisdiction of Organization of Entity	Attributable equity interest
Donggao Group Limited (“Donggao Group”)	Republic of Seychelles	100%
Donggao Group Holdings Limited (“Donggao Hong Kong”)	Hong Kong	100%
Shenzhen Qianhai Donggao Technology Limited (“Shenzhen Donggao”)	PRC	100%
Guangzhou Donggao New Material Co. Limited (“Guangzhou Donggao”)	PRC	100%

F-7

Donggao International Group Shares Limited

Notes to Consolidated Financial Statements

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less, and unencumbered bank deposits to be cash equivalents.

Plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. The Company’s typically applies a salvage value of 0% to 10%. The estimated useful lives of the plant and equipment are as follows:

Leasehold improvements	2 years
Machinery and equipment	5 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts, and any gain or loss are included in the Company’s results of operations. The costs of maintenance and repairs are recognized to expenses as incurred; significant renewals and betterments are capitalized.

Intangible Asset

Intangible assets are carried at cost and amortized on a straight-line basis over a specified period. Amortization is provided using the straight-line method over 1-11 years.

Accounting for the impairment of long-lived assets

The Company annually reviews its long-lived assets for impairment or whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. Impairment may be the result of becoming obsolete from a change in the industry, introduction of new technologies, or if the Company has inadequate working capital to utilize the long-lived assets to generate the adequate profits. Impairment is present if the carrying amount of an asset is less than its expected future undiscounted cash flows.

If an asset is considered impaired, a loss is recognized based on the amount by which the carrying amount exceeds the fair market value of the asset. Assets to be disposed are reported at the lower of the carrying amount or fair value less costs to sell.

Statutory reserves

Statutory reserves are referring to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations. PRC laws prescribe that an enterprise operating at a profit must appropriate and reserve, on an annual basis, an amount equal to 10% of its profit. Such an appropriation is necessary until the reserve reaches a maximum that is equal to 50% of the enterprise’s PRC registered capital.

F-8

Donggao International Group Shares Limited

Notes to Consolidated Financial Statements

Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currencies of the Company are in Renminbi (RMB). The Company’s assets and liabilities are translated into United States dollars from RMB at year-end exchange rates, and its revenues and expenses are translated at the average exchange rate during the year. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	6/30/2018	6/30/2017
Year end RMB: US$ exchange rate	6.6191	6.7769
Annual average RMB: US$ exchange rate	6.5052	6.8114

The RMB is not freely convertible into foreign currencies and all foreign exchange transactions must be conducted through authorized financial institutions.

Revenue recognition

The Company recognizes revenue when all the following criteria have been met: it has negotiated the terms of the transaction with the customer which includes setting a fixed sales price, it has transferred of possession of the product to the customer, the customer does not have the right to return the product, the customer is able to further sell or transfer the product onto others for economic benefit without any other obligation to be fulfilled by the Company, and the Company is reasonably assured that funds have been or will be collected from the customer. The Company’s the amount of revenue recognized to the books reflects the value of goods invoiced, net of any value-added tax (VAT) or excise tax.

Advertising

All advertising costs are expensed as incurred. The Company incurred $10,760 and $0 in advertising expenses for the years ended June 30, 2018 and 2017.

Research and development

All research and development costs are expensed as incurred. The Company incurred $7,686 and $0 in research and development costs for the years ended June 30, 2018 and 2017.

Retirement benefits

Retirement benefits in the form of mandatory government sponsored defined contribution plans are charged to the either expenses as incurred or allocated to inventory as part of overhead.

Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

F-9

Donggao International Group Shares Limited

Notes to Consolidated Financial Statements

Comprehensive income

The Company uses FASB ASC Topic 220, “Reporting Comprehensive Income”. Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except the changes in paid-in capital and distributions to stockholders due to investments by stockholders.

Loss per share

The Company computes earnings per share (“EPS”) in accordance with ASC Topic 260, “Earnings per share”. Basic EPS is measured as the income or loss available to common shareholders divided by the weighted average common shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis from the potential conversion of convertible securities or the exercise of options and or warrants; the dilutive effects of potentially convertible securities are calculated using the as-if method; the potentially dilutive effect of options or warrants are calculated using the treasury stock method. Securities that are potentially an anti-dilutive effect (i.e. those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Financial instruments

The Company’s financial instruments, including cash and equivalents, accounts and other receivables, accounts and other payables, accrued liabilities and short-term debt, have carrying amounts that approximate their fair values due to their short maturities. ASC Topic 820, “Fair Value Measurements and Disclosures,” requires disclosure of the fair value of financial instruments held by the Company. ASC Topic 825, “Financial Instruments,” defines fair value, and establishes a three-level valuation hierarchy for disclosures of fair value measurement that enhances disclosure requirements for fair value measures. The carrying amounts reported in the consolidated balance sheets for receivables and current liabilities each qualify as financial instruments and are a reasonable estimate of their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest. The three levels of valuation hierarchy are defined as follows:

•	Level 1 - inputs to the valuation methodology used quoted prices for identical assets or liabilities in active markets.

•	Level 2 - inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.

•	Level 3 - inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The Company analyzes all financial instruments with features of both liabilities and equity under ASC 480, “Distinguishing Liabilities from Equity,” and ASC 815.

Commitments and contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated.

Recent accounting pronouncements

In January 2017, the FASB issued guidance which simplifies the accounting for goodwill impairment. The updated guidance eliminates Step 2 of the impairment test, which requires entities to calculate the implied fair value of goodwill to measure a goodwill impairment charge. Instead, entities will record an impairment charge based on the excess of a reporting unit’s carrying amount over its fair value, determined in Step 1. The Company is currently evaluating the impact on the financial statements of this guidance.

F-10

Donggao International Group Shares Limited

Notes to Consolidated Financial Statements

In January 2017, the FASB amended the existing accounting standards for business combinations. The amendments clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The Company is currently evaluating the impact on the financial statements of this guidance.

3.	Going Concern

The Company had an accumulated deficit of $112,034 as of June 30, 2018, and cash used in operations of $91,708 for the year ended June 30, 2018. Losses have principally occurred as a result of the lack of a source of recurring revenues and the substantial resources required for research and development and marketing of the Company’s products which included the general and administrative expenses associated with its organization. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. Management plans to obtain additional funding and implement its strategic plan to allow the opportunity for the Company to continue as a going concern, but there is no guarantee the Company will be successful.

4.	Plant and Equipment

	6/30/2018	6/30/2017
At Cost:
Machinery and equipment	$7,450	$-
Leasehold Improvements	4,275	-
	$11,725	$-

Less: Accumulated depreciation	(1,695)	-

	$10,030	$-

Depreciation expense for the years ended June 30, 2018 and the period ended June 30, 2017 was $1,695 and $0, respectively.

5.	Intangible Asset

The Company acquired 22 patents from their director, Mr. Zhong, Yue, to develop and contract process energy conserving and environmentally friendly building material.

	6/30/2018	6/30/2017
At Cost:
Patents	$20,918	$-

Less: Accumulated amortization	(2,121)	-

	$18,797	$-

Amortization expense for the years ended June 30, 2018 and the period ended June 30, 2017 was $2,121 and $0, respectively.

F-11

Donggao International Group Shares Limited

Notes to Consolidated Financial Statements

6.	Related Party transactions

Related party receivable consisted of the following:

	6/30/2018	6/30/2017

Jiang, Lijuan, director	$39,215	$-
	$39,215	$-

Related party receivables represented advances issued to management for job or travel disbursement in the normal course of business. The amounts are unsecured, interest-free and due on demand.

Related party payable consisted of the following:

	6/30/2018	6/30/2017
Jiang, Lijuan, director	$-	$1,480
Zhong, Yue, director	21,857	-
	$21,857	$1,480

The amounts are unsecured, interest-free and due on demand.

7.	Equity

For the year ended June 30, 2018, the Company issued 600,000,000 common shares for $30,000 and received additional paid in capital of RMB 950,000 (US$ 143,525).

8.	Income Taxes

The Company and its subsidiaries formed in the Republic of Seychelles is not subject to tax on its income or capital gains. In addition, upon payments of dividends by the Company to its shareholders, no withholding tax is imposed.

The Company’s subsidiary formed in Hong Kong is subject to the profits tax rate at 16.5% for income generated and operation in the special administrative region.

The Company’s subsidiaries incorporated in the PRC are subject to profits tax rate at 25% for income generated and operation in the country.

The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company’s ability to generate taxable income during the carry forward period.

The Company’s subsidiaries incorporated in the PRC has unused net operating losses (“NOLs”) available for carry forward to future years for PRC income tax reporting purposes up to five years. The Company recorded a deferred tax asset in the amount of $0 and $0 at June 30, 2018 and 2017, respectively.

F-12

Donggao International Group Shares Limited

Notes to Consolidated Financial Statements

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

The following table reconciles the statutory rates to the Company’s effective tax rate:

	6/30/2018	6/30/2017
Statutory rates in the Republic of Seychelles	0%	0%
Statutory rates in Hong Kong	16.5%	16.5%
Statutory rates in PRC	25.0%	25.0%
Foreign earned income not subject to taxes in the Republic of Seychelles	(41.5)%	(41.5)%
Effective income tax rate	0%	0%

Loss before taxes:
Republic of Seychelles	$(13,715)	$(1,480)
Hong Kong	(4,554)	-
PRC	(92,285)	-
	$(110,554)	$(1,480)

9.	Lease Commitments

For the year ended June 30, 2018, the Company entered into a two-year operating lease agreement commencing on January 17, 2018 and expiring on January 17, 2020. The monthly lease expense is RMB 4,500 (USD $ 692).

The minimum future lease payments for the office at June 30, 2018 are as follows:

Period	Lease Payable
Year 1	$8,158
Year 2	4,151
$12,309

The outstanding lease commitments for the leases listed above as of June 30, 2018 was $12,309.

F-13

Donggao International Group Shares Limited

Notes to Consolidated Financial Statements

10.	Risks

A.	Credit risk

The Company’s deposits are made with banks located in the PRC. They do not carry federal deposit insurance and may be subject to loss of the banks become insolvent.

Since the Company’s inception, the age of account receivables has been less than one year indicating that the Company is subject to minimal risk borne from credit extended to customers.

B.	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by changes in the political, economic, and legal environments in the PRC.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

C.	Environmental risks

The Company has procured environmental licenses required by the PRC government. The Company has both a water treatment facility for water used in its production process and secure transportation to remove waste off site. In the event of an accident, the Company has purchased insurance to cover potential damage to employees, equipment, and local environment.

D.	Inflation Risk

Management monitors changes in prices levels. Historically inflation has not materially impacted the company’s financial statements; however, significant increases in the price of raw materials and labor that cannot be passed to the Company’s customers could adversely impact the Company’s results of operations.

11.	Subsequent Events

The Company evaluates subsequent events that have occurred after the balance sheet date but before the financial statements are issued. There are two types of subsequent events: (1) recognized, or those that provide additional evidence with respect to conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements, and (2) non-recognized, or those that provide evidence with respect to conditions that did not exist at the date of the balance sheet but arose subsequent to that date. The Company has evaluated subsequent events from June 30, 2018 through the date the financial statements were available to be issued. There was no subsequent event at the report date.

F-14

TRAQER CORP.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Contents	Page

Pro Forma Combined Balance Sheets	F-16
Pro Forma Combined Statements of Operations and Comprehensive Loss	F-17
Notes to Consolidated Financial Statements	F-18 – F-21

F-15

Traqer Corp.

Pro Forma Combined Balance Sheets

As of June 30, 2018

	Traqer	Donggao	Adjustments	Combined
Assets
Current assets
Cash and cash equivalents	$-	28,915	-	$28,915
Related party receivable	-	39,215	-	39,215
Total current assets	$-	68,130	-	$68,130

Non-current assets
Plant and equipment, net	-	10,030	-	10,030
Intangible asset, net	-	18,797	-	18,797
Deposits	-	1,360	-	1,360
Total Assets	$-	98,317	-	$98,317

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,648	5,031	-	$9,678
Accrued liabilities	2,500	10,000	-	12,500
Related party payable	66,993	21,857	-	88,850
Total current liabilities	$74,141	36,888	-	$111,028

Total Liabilities	$74,141	36,888	-	$111,028

Commitments and Contingencies

Stockholders’ Equity
Common stock, $0.00005 par value, 2,000,000,000 shares authorized; 305,761,500 shares issued and outstanding at June 30, 2018	$5,762	30,000	270,000	$305,762
Additional paid in capital	293,013	143,525	(436,538)	-
Accumulated deficit	(372,916)	(112,034)	166,538	(318,412)
Accumulated other comprehensive income	-	(62)	-	(62)
Total Equity	$(74,141)	61,429	-	$(12,712)

Total Liabilities and Equity	$-	98,317	-	$98,317

See Accompanying Notes to the Financial Statements

F-16

Traqer Corp.

Pro Forma Combined Statements of Operations and Comprehensive Loss

For the year ended June 30, 2018

	Traqer	Donggao	Adjustments	Combined

Net revenues	$-	-	-	$-
Cost of revenues	-	-	-	-
Gross profit	-	-	-	-

Operating expenses:
Selling and marketing expenses	-	13,435	-	13,435
General and administrative expenses	93,130	97,127	-	190,257
Total operating expenses	93,130	110,562	-	203,692

Operating loss	(93,130)	(110,562)	-	(203,692)

Other income (expenses):
Interest income	-	81	-	81
Other expenses	-	(73)	-	(73)
Total other income and (expenses)	-	8	-	8

Loss before taxes from operations	(93,130)	(110,554)	-	(203,684)

Provision for income taxes	-	-	-	-

Net loss	$(93,130)	(110,554)	-	$(203,684)

Other comprehensive income:
Foreign currency translation income	-	(62)	-	(62)
Comprehensive loss	$(93,130)	(110,829)	-	$(203,746)

Loss per share:
Basic and diluted loss per share				(0.00)
Basic and diluted weighted average shares outstanding				305,761,500

F-17

Traqer Corp.

Notes to Consolidated Financial Statements

1.	Organization and Principal Activities

Traqer Corp. (the “Company”) was originally organized in the State of Nevada on April 4, 2014. The Company’s primary business activities are to develop and provide contract processing of energy conserving and environmentally friendly building material to domestic markets with patents that the Company owns.

On November 2, 2017, the Company filed a Certificate of Amendment with the State of Nevada to increase its authorized shares to 2,000,000,000.

On September 24, 2018, the Company’s board of directors unanimously approved to modify the Company’s accounting fiscal year end from August 31 to June 30.

On November 27, 2017, the Company entered into share exchange agreement by and among Donggao International Group Shares Limited (“Donggao International”) and its shareholders: 1.) Yue Zhong, 2.) Zhongjian Overseas Investment Limited and 3.) Hongshan Holdings Investment Limited whereby the Company newly issued 300,000,000 shares of its common stock in exchange for all the outstanding shares in Donggao International. This transaction has been accounted for a reverse takeover transaction and a recapitalization of the Company whereby the Company, the legal acquirer, is the accounting acquiree, and Donggao International, the legal acquiree, is the accounting acquirer; accordingly, the Company historical statement of stockholders’ equity has been retroactively restated to the first period presented.

Donggao International Group Shares Limited (the “Donggao International” or “Company”) was incorporated as an international business company in the Republic of Seychelles on March 13, 2017. Donggao International’s wholly-owned subsidiary, Donggao Group Limited (“Donggao Group”) was incorporated as an international business company in the Republic of Seychelles on March 13, 2017. Donggao Group’s wholly-owned subsidiary, Donggao Group Holdings Limited (“Donggao Hong Kong”) was incorporated as a limited liability company in Hong Kong on March 22, 2017. Donggao Hong Kong’s wholly-owned subsidiary, Shenzhen Qianhai Donggao Technology Limited (“Shenzhen Donggao”) was incorporated as a limited liability company in Shenzhen City, Guangdong Province, People’s Republic of China on May 17, 2017. Shenzhen Donggao’s wholly-owned subsidiary, Guangzhou Donggao New Material Co. Limited (“Guangzhou Donggao”) was incorporated as a limited liability company in Guangzhou City, Guangdong Province, People’s Republic of China on January 9, 2018.

2.	Summary of Significant Accounting Policies

Basis of presentation

These pro forma combined financial statements, accompanying notes, and related disclosures have been prepared on an as-if basis assuming that the reverse takeover transaction between the Company and Donggao International has been in effect since the beginning of the period present in the results of operations by combining the historical financial statements of the entities and eliminating any intercompany balances. Goodwill would not be recognized in this transaction, and the carrying values of the Company and Donggao International are their respective historical values. Actual results combined results may have differed from those presented herein.

F-18

Traqer Corp.

Notes to Consolidated Financial Statements

These financial statements have been prepared using the accrual basis of accounting in accordance with the generally accepted accounting principles (“GAAP”) in the United States. The Company’s fiscal year end is June 30 and the financial statements are presented in US dollars

Basis of Pro Forma combined financial statements

These pro forma combined financial statements include the accounts of the Company and the entities listed below. All intercompany accounts and transactions have been eliminated.

Name of Subsidiary	Incorporation Date	State or Jurisdiction of Organization of Entity	Attributable equity interest
Donggao International Group Shares Limited (“Donggao International”)	March 13, 2017	Republic of Seychelles	100%
Donggao Group Limited (“Donggao Group”)	March 13, 2017	Republic of Seychelles	100%
Donggao Group Holdings Limited (“Donggao Hong Kong”)	March 22, 2017	Hong Kong	100%
Shenzhen Qianhai Donggao Technology Limited (“Shenzhen Donggao”)	May 17, 2017	PRC	100%
Guangzhou Donggao New Material Co. Limited (“Guangzhou Donggao”)	January 10, 2018	PRC	100%

Use of estimates

The preparation of the financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however, actual results could differ materially from those estimates.

F-19

Traqer Corp.

Notes to Consolidated Financial Statements

Foreign currency translation and re-measurement

The Company translates its foreign operations to the U.S. dollar in accordance with ASC 830, “Foreign Currency Matters”.

The reporting currency for the Company and its subsidiaries is the US dollar. The Company, DIGLS, and DILH’s functional currency is the U.S. dollar; QHDX and FVTL use the Chinese Renminbi (“RMB”) as their functional currency.

The Company’s subsidiaries, whose records are not maintained in that company’s functional currency, re-measure their records into their functional currency as follows:

·	Monetary assets and liabilities at exchange rates in effect at the end of each period
·	Nonmonetary assets and liabilities at historical rates
·	Revenue and expense items at the average rate of exchange prevailing during the period

Gains and losses from these re-measurements were not significant and have been included in the Company’s results of operations.

The Company’s subsidiaries, whose functional currency is not the U.S. dollar, translate their records into the U.S. dollar as follows:

·	Assets and liabilities at the rate of exchange in effect at the balance sheet date
·	Equities at the historical rate
·	Revenue and expense items at the average rate of exchange prevailing during the period

Adjustments arising from such translations are included in accumulated other comprehensive income in shareholders’ equity.

	6/30/2018	6/30/2017
Year end RMB: US$ exchange rate	6.6191	6.7769
Annual average RMB: US$ exchange rate	6.5052	6.8114

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US Dollars at the rates used in translation.

F-20

Traqer Corp.

Notes to Consolidated Financial Statements

3.	Pro Forma Adjustments

Entry No.	Description	Dr.	Cr.
1	Additional paid in capital	436,538
	Common stock		270,000
	Accumulated deficit		166,538

	Issuance of shares under share exchange agreement and recapitalization of the Company

4.	Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going-concern basis. The going-concern basis assumes that assets are realized, and liabilities are settled in the ordinary course of business at amounts disclosed in the financial statements. The Company’s ability to continue as a going concern depends upon its ability to market and sell its products to generate positive operating cash flows. For the year ended June 30, 2018, the combined Company recognized net losses of $203,684. As of June 30, 2018, the combined Company had an accumulated deficit of approximately $318,412 and a working capital deficit of $41,539. These conditions raise a substantial doubt as to whether the Company may continue as a going concern.

In an effort to improve its financial position, the Company is working to obtain new working capital through the sales of equity or debt securities for cash to fund operations and to expand. The Company also relies on related parties to provided financing and management services at costs that may not be indicative of the prevailing market rates for such services.

If the Company is not able to generate positive operating cash flows, raise additional capital, and retain the services of certain related parties, it may become insolvent.

F-21

EXHIBIT INDEX

Exhibit No.	Description
2.1

Exchange Agreement, dated November 27, 2017, among the Company, Donggao International and the shareholders of Donggao International (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 28, 2017)

3.1	Amended and Restated Articles of Incorporation (incorporated by reference to Appendix A of the Company’s Definitive Information Statement on Schedule 14C filed on October 6, 2017)
3.2	Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 to the registration statement on Form S-1, as amended (File No. 333-207552))
10.1	Sales Agreement (English Translation), by and between Guangzhou Donggao New Materials Co. Ltd. and Fujian Changting County Longhu Construction Engineering Co., Ltd., dated May 23, 2018.
10.2	Sales Agreement (English Translation), by and between Guangzhou Donggao New Materials Co. Ltd. and Zhongshan City Hechenglian Construction Engineering Co., Ltd., dated June 5, 2018.
10.3	Strategic Cooperation Agreement (English Translation), by and between Guangzhou Donggao New Materials Co. Ltd. and Guangzhou University, dated May 20, 2018.
10.4

Strategic Cooperation Agreement (English Translation), by and between Guangzhou Donggao New Materials Co. Ltd. and Institute of Advanced Engineering Technology under Wuhan University of Technology, dated February 8, 2018.

10.5

Patented Products Licensing and Manufacturing Agreement (English Translation), by and between Guangzhou Donggao New Materials Co. Ltd. and Foshan Chenshi Environment Protection Materials Co., Ltd., dated June 27, 2018.

10.6	Supply Agreement (English Translation), by and between Guangzhou Donggao New Materials Co. Ltd. and Foshan Chenshi Environment Protection Materials Co., Ltd., dated June 27, 2018.
10.7	Guangzhou City Lease Agreement (English Translation), by and between Shengyue Zhuo and Guangzhou Donggao New Materials Co. Ltd., dated January 17, 2018
10.8	Employment Agreement (English Translation), by and between Lijuan Jiang and Guangzhou Donggao New Materials Co. Ltd., dated January 1, 2018
10.9	Patent Transfer Agreement (English Translation), by and between Yue Zhong and Guangzhou Donggao New Materials Co. Ltd., dated March 20, 2018
14.1	Code of Ethics of the Company
21.1	Subsidiaries of the Company

41